UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 2, 2013)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On October 2, 2013 Dr. Ross Fasick tendered his resignation as a member of the registrant’s Board of Directors, effective on November 1, 2013. Dr. Fasick has agreed to continue to serve the registrant as a consultant whereby he will act as a special advisor to the Board of Directors.

On October 2, 2013 the registrant’s Board of Directors appointed Siraj Nour El-Ahmadi to the registrant’s Board of Directors to fill the vacancy created by Dr. Fasick’s resignation.  Mr. El-Ahmadi’s term as a member of the registrant’s Board of Directors will commence on November 1, 2013 and continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. El-Ahmadi and any other persons pursuant to which he was appointed as a member of the registrant’s Board of Directors. Mr. El-Ahmadi has not been, and is not expected to be, named to any specific committee of the board of directors at this time.

In exchange for serving on the registrant’s Board of Directors, pursuant to a written agreement dated October 2, 2013, Mr. El-Ahmadi received an option to purchase up to two hundred thousand (200,000) shares of common stock of the registrant at the exercise price of $.93 per share.  The options vest as follows: (i) fifty thousand (50,000) options shall vest on November 1, 2013; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of the Director Agreement. All of the options shall expire on October 1, 2023.

Since 2004, Mr. El-Ahmadi has served as Founder, President and Chief Executive Officer of Menara Networks, a developer of innovative products and solutions that simplify layered optical transport networks. Mr. El-Ahmadi has over 17 years of experience in optical transmission in particular and the telecom industry in general. Prior to founding Menara, Mr. El-Ahmadi served as Vice President-Marketing & Product Management at Nortel where he was responsible for the OPTera LH 4000 ULR product (acquired from Qtera) that achieved over $200M in revenues in its first two years. Prior to that, Mr. El-Ahmadi was the Product Architect & Vice President of Product Management at Qtera Corporation, a successful technology start-up acquired by Nortel in 2000 for $3.25 billion. Mr. El-Ahmadi also held a Senior Manager position at Bell Northern Research and worked as a Transmission Engineer at WilTel (WorldCom) where he evaluated and deployed the world first bidirectional EDFA and bi-directional WDM transmission. Mr. El-Ahmadi holds a BS and MS in Electrical Engineering from the University of Oklahoma, is a member of Eta Kappa Nu and is the inventor of 11 patents, issued or pending, in the area of optical communications. He has authored a number of publications and is a frequent speaker at telecom and optical networking events and conferences.

The registrant has not entered into any transactions with Mr. El-Ahmadi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli, President

Dated: October 7, 2013